Exhibit 99.1

EPAM Reports Results for Fourth Quarter and Full Year 2025
Fourth Quarter 2025
•Revenues of $1.408 billion, up 12.8% year-over-year
•GAAP Income from Operations was 10.6% of revenues and Non-GAAP Income from Operations was 16.3% of revenues
•GAAP Diluted EPS of $1.98, an increase of 10.0%, and Non-GAAP Diluted EPS of $3.26, an increase of 14.8% on a year-over-year basis
Full Year 2025
•Revenues of $5.457 billion, up 15.4% year-over-year
•GAAP Income from Operations was 9.5% of revenues and Non-GAAP Income from Operations was 15.2% of revenues
•GAAP Diluted EPS of $6.72, a decrease of 14.3%, and Non-GAAP Diluted EPS of $11.50, an increase of 5.9% on a year-over-year basis

Newtown, PA, USA, February 19, 2026 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital and AI transformation company, today announced results for its fourth quarter and full year ended December 31, 2025.

“We are pleased to deliver a strong fourth quarter and full year 2025, notably scaling and accelerating our AI-native revenues. Our 2025 performance reflects our steady execution and meaningful progress in driving business transformation and AI foundational readiness for our clients” said Balazs Fejes, CEO & President, EPAM. “By continuing to invest in AI innovation, talent development and strategic partnerships, we are driving our own transformation, building on top of our core engineering DNA and strengthening our strategic positioning to win in the AI-Native Build era.”
Fourth Quarter 2025 Highlights
•Revenues increased to $1.408 billion, a year-over-year increase of $159.2 million, or 12.8%. On an organic constant currency basis, revenues grew 5.6% compared to the fourth quarter of 2024;
•GAAP income from operations was $149.3 million, an increase of $12.7 million, or 9.3%, compared to $136.5 million in the fourth quarter of 2024;
•Non-GAAP income from operations was $230.0 million, an increase of $21.8 million, or 10.5%, compared to $208.2 million in the fourth quarter of 2024;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.98, an increase of $0.18, or 10.0%, compared to $1.80 in the fourth quarter of 2024;
•Non-GAAP diluted EPS was $3.26, an increase of $0.42, or 14.8%, compared to $2.84 in the fourth quarter of 2024;

<epam>

Q4 2025

EPAM Reports Results

Q4 REVENUES

$1.408B

12.8% ↑ YoY *(reported)*

5.6% ↑ Organic YoY *(constant currency)*

OUTLOOK Q1 2026

Revenues in the range of

$1.385B-$1.400B

7.0% ↑ YoY *(midpoint of the range)*

Non-GAAP Diluted EPS in the range of

$2.70-$2.78

13.7% ↑ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Financial Services

$337M **19.8%** ↑ YoY

Consumer Goods, Retail & Travel

$278M **10.9%** ↑ YoY

Software & Hi-Tech

$215M **18.1%** ↑ YoY

Business Information & Media

$171M **0.0%** ↔ YoY

Life Sciences & Healthcare

$155M **2.0%** ↑ YoY

Emerging

$252M **19.1%** ↑ YoY

REVENUES BY GEOGRAPHY

Americas

$811M

7.6% ↑ YoY

EMEA

$570M

21.8% ↑ YoY

APAC

$27M

0.6% ↑ YoY

DILUTED EARNINGS PER SHARE

$1.98 GAAP EPS

10.0% ↑ YoY

$3.26 NON-GAAP EPS

14.8% ↑ YoY

EMPLOYEES & LOCATIONS

62,850+ Total EPAMers

56,600+ Designers, Engineers & Consultants

55+ Countries & Regions

Refer to EPAM's 4th Quarter and Full Year 2025 Earnings Results for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.

Full Year 2025 Highlights
•Revenues increased to $5.457 billion, a year-over-year increase of $729.1 million, or 15.4%. On an organic constant currency basis, revenues grew 4.9% year-over-year;
•GAAP income from operations was $520.0 million, a decrease of $24.6 million, or 4.5%, compared to $544.6 million in 2024;
•Non-GAAP income from operations was $831.5 million, an increase of $52.3 million, or 6.7%, compared to $779.2 million in 2024;
•Diluted EPS on a GAAP basis was $6.72, a decrease of $1.12, or 14.3%, compared to $7.84 in 2024; and
•Non-GAAP diluted EPS was $11.50, an increase of $0.64, or 5.9%, compared to $10.86 in 2024.

<epam>

FY 2025

EPAM Reports Results

FY 2025 REVENUES

$5.457B

15.4% ↑ YoY *(reported)*

4.9% ↑ Organic YoY *(constant currency)*

OUTLOOK FY 2026

Revenue Growth in the range of

4.5% - 7.5% ↑ YoY

Non-GAAP Diluted EPS in the range of

$12.60-$12.90

10.9% ↑ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenue	YoY
Financial Services	$1.32B	28.7% ↑
Consumer Goods, Retail & Travel	$1.08B	6.4% ↑
Software & Hi-Tech	$822M	17.0% ↑
Business Information & Media	$676M	0.2% ↑
Life Sciences & Healthcare	$626M	8.9% ↑
Emerging	$940M	26.9% ↑

REVENUES BY GEOGRAPHY

Geography	Revenue	YoY
Americas	$3.20B	12.9% ↑
EMEA	$2.15B	19.7% ↑
APAC	$109M	8.8% ↑

DILUTED EARNINGS PER SHARE

$6.72 GAAP EPS — **-14.3%** ↓ YoY

$11.50 NON-GAAP EPS — **5.9%** ↑ YoY

EMPLOYEES & LOCATIONS

62,850+ Total EPAMers

56,600+ Designers, Engineers & Consultants

55+ Countries & Regions

Refer to EPAM's 4th Quarter and Full Year 2025 Earnings Results for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.

Cash Flow and Other Metrics
•Cash provided by operating activities was $282.9 million in the fourth quarter of 2025, an increase from $130.3 million in the fourth quarter of 2024; and was $654.9 million in 2025, an increase from $559.2 million in 2024;
•The Company repurchased 1.16 million shares of its common stock for $223.5 million during the fourth quarter of 2025 under its share repurchase program. During the year ended December 31, 2025, the Company repurchased 3.54 million shares of its common stock for $660.6 million under its share repurchase programs. As of December 31, 2025, the Company had $776.5 million remaining under its share repurchase authorization;
•Cash, cash equivalents and restricted cash totaled $1.301 billion as of December 31, 2025, an increase of $11.0 million, or 0.9%, from $1.290 billion as of December 31, 2024; and
•Total headcount was approximately 62,850 as of December 31, 2025. Included in this number were approximately 56,600 delivery professionals, an increase of 2.7% from December 31, 2024.

2026 Outlook - Full Year and First Quarter
Full Year
EPAM expects the following for the full year:
•The Company expects the year-over-year revenue growth rate to be in the range of 4.5% to 7.5% for 2026. The Company expects the year-over-year revenue growth rate on an organic constant currency basis to be in the range of 3% to 6%;
•For the full year, EPAM expects GAAP income from operations to be in the range of 10% to 11% of revenues and non-GAAP income from operations to be in the range of 15% to 16% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 26% and its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS will be in the range of $7.95 to $8.25 for the year, and non-GAAP diluted EPS will be in the range of $12.60 to $12.90 for the year. The Company expects weighted average diluted shares outstanding for the year of 54.4 million.
First Quarter
EPAM expects the following for the first quarter:
•The Company expects revenues will be in the range of $1.385 billion to $1.400 billion for the first quarter reflecting a year-over-year increase of 7.0% at the midpoint of the range. The Company expects year-over-year revenue growth on an organic constant currency basis to be approximately 2.9% at the midpoint of the range;
•For the first quarter, EPAM expects GAAP income from operations to be in the range of 7.0% to 8.0% of revenues and non-GAAP income from operations to be in the range of 13.5% to 14.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 30% and its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS will be in the range of $1.32 to $1.40 for the quarter, and non-GAAP diluted EPS will be in the range of $2.70 to $2.78 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 54.7 million.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, February 19, 2026 at 8:00 a.m. EST. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.
About EPAM Systems
EPAM (NYSE:EPAM) is a global leader in AI transformation engineering and integrated consulting, serving Forbes Global 2000 companies and ambitious startups. With over thirty years of expertise in custom software, product and platform engineering, EPAM empowers organizations to become AI-Native enterprises, driving measurable value from innovation and digital investments. Recognized by industry benchmarks and leading analysts as a leader in AI, EPAM delivers globally while engaging locally, making the future real for clients, partners, and employees.
We are proud to be recognized by Forbes, Glassdoor, Newsweek, Time Magazine, Great Place to Work and kununu as a Most Loved Workplace around the world.
Learn more at www.epam.com and follow us on LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with restructuring programs including the Company's exit from Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits and tax shortfalls related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis,” which is a non-GAAP financial measure. This measure excludes the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition and foreign currency exchange rate fluctuations by translating current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements

This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets, global trade and the broader economy, the adoption and implementation of artificial intelligence technologies by EPAM and its clients, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company's most recent Annual Report on Form 10-K and the factors discussed in the Company's Quarterly Reports on Form 10-Q, particularly under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Mike Rowshandel, Head of Investor Relations
Phone: +1-267-759-9000 x393336
Email: mike_rowshandel@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$1,407,548	$1,248,351	$5,457,056	$4,727,940
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	984,346	868,314	3,883,535	3,277,497
Selling, general and administrative expenses	243,161	216,969	928,707	816,300
Depreciation and amortization expense	30,787	26,556	124,811	89,559
Income from operations	149,254	136,512	520,003	544,584
Interest and other income (loss), net	(89)	6,451	11,546	46,876
Foreign exchange loss	(5,344)	(5,632)	(25,925)	(7,048)
Income before provision for income taxes	143,821	137,331	505,624	584,412
Provision for income taxes	34,467	34,032	127,946	129,879
Net income	$109,354	$103,299	$377,678	$454,533

Net income per share:
Basic	$1.99	$1.82	$6.76	$7.93
Diluted	$1.98	$1.80	$6.72	$7.84
Shares used in calculation of net income per share:
Basic	54,942	56,818	55,893	57,288
Diluted	55,341	57,435	56,233	57,983

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of December 31, 2025	As of December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,296,077	$1,286,267
Trade receivables and contract assets, net of allowance of $6,350 and $5,612, respectively	1,108,201	1,002,175
Prepaid and other current assets	129,610	137,806
Total current assets	2,533,888	2,426,248
Property and equipment, net	202,387	207,667
Operating lease right-of-use assets, net	114,875	128,244
Intangible assets, net	406,586	436,418
Goodwill	1,210,564	1,181,575
Deferred tax assets	295,115	269,799
Other noncurrent assets	138,721	100,522
Total assets	$4,902,136	$4,750,473

Liabilities
Current liabilities
Accounts payable	$55,329	$44,702
Accrued compensation and benefits expenses	608,232	484,952
Accrued expenses and other current liabilities	250,688	201,356
Income taxes payable, current	25,520	50,395
Operating lease liabilities, current	37,173	39,634
Total current liabilities	976,942	821,039
Long-term debt	25,034	25,194
Operating lease liabilities, noncurrent	81,497	98,426
Deferred tax liabilities, noncurrent	76,969	92,362
Other noncurrent liabilities	63,886	82,301
Total liabilities	1,224,328	1,119,322
Commitments and contingencies
Equity
Stockholders’ equity
Common stock, $0.001 par value; 160,000 authorized; 54,274 shares issued and outstanding at December 31, 2025, and 56,869 shares issued and outstanding at December 31, 2024	54	57
Additional paid-in capital	1,390,423	1,190,222
Retained earnings	2,268,204	2,555,796
Accumulated other comprehensive income (loss)	18,545	(116,864)
Total EPAM Systems, Inc. stockholders’ equity	3,677,226	3,629,211
Noncontrolling interest in consolidated subsidiaries	582	1,940
Total equity	3,677,808	3,631,151
Total liabilities and equity	$4,902,136	$4,750,473

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on an organic constant currency basis is presented in the table below:

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Revenue growth as reported	12.8%	15.4%
Inorganic revenue	(4.6)%	(9.2)%
Foreign exchange rates	(2.6)%	(1.3)%
Revenue growth on an organic constant currency basis	5.6%	4.9%
Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months and years ended December 31, 2025 and 2024 is presented in the table below:

	Three Months Ended December 31, 2025			Year Ended December 31, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$984,346	$(23,550)	$960,796	$3,883,535	$(88,055)	$3,795,480
Selling, general and administrative expenses(2)	$243,161	$(39,574)	$203,587	$928,707	$(152,070)	$776,637
Income from operations(3)	$149,254	$80,779	$230,033	$520,003	$311,492	$831,495
Operating margin	10.6%	5.7%	16.3%	9.5%	5.7%	15.2%
Net income(4)	$109,354	$70,855	$180,209	$377,678	$269,131	$646,809
Diluted earnings per share	$1.98		$3.26	$6.72		$11.50

	Three Months Ended December 31, 2024			Year Ended December 31, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$868,314	$(22,040)	$846,274	$3,277,497	$(59,821)	$3,217,676
Selling, general and administrative expenses(2)	$216,969	$(37,637)	$179,332	$816,300	$(145,329)	$670,971
Income from operations(3)	$136,512	$71,675	$208,187	$544,584	$234,625	$779,209
Operating margin	10.9%	5.8%	16.7%	11.5%	5.0%	16.5%
Net income(4)	$103,299	$60,066	$163,365	$454,533	$175,430	$629,963
Diluted earnings per share	$1.80		$2.84	$7.84		$10.86

Items (1) through (4) above are detailed in the following table with the specific cross-reference noted in the appropriate item.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Stock-based compensation expenses	$23,019	$22,074	$86,252	$80,944
Poland R&D incentives(a)	—	(556)	(505)	(23,473)
Humanitarian support in Ukraine(b)	531	522	2,308	2,350
Total adjustments to GAAP cost of revenues(1)	23,550	22,040	88,055	59,821
Stock-based compensation expenses	22,127	22,624	90,512	86,353
Cost Optimization charges(c)	15,279	4,837	47,893	31,270
Other acquisition-related expenses	234	7,031	1,160	15,808
Humanitarian support in Ukraine(b)	1,861	3,127	12,250	10,821
Geographic repositioning(d)	—	(4)	—	849
One-time charges	73	22	255	228
Total adjustments to GAAP selling, general and administrative expenses(2)	39,574	37,637	152,070	145,329
Amortization of purchased intangible assets	17,655	11,998	71,367	29,475
Total adjustments to GAAP income from operations(3)	80,779	71,675	311,492	234,625
Foreign exchange loss	5,344	5,632	25,925	7,048
Change in fair value of contingent consideration included in Interest and other income, net	3,878	1,673	3,465	5,700
One-time benefits included in Interest and other income (loss), net	—	(1,331)	(700)	(3,143)
Provision for income taxes:
Tax effect on non-GAAP adjustments	(18,631)	(15,640)	(74,086)	(44,522)
Tax shortfall (excess tax benefit) related to stock-based compensation	1,175	(1,943)	1,926	(22,448)
Net discrete charge (benefit) from tax planning(e)	(1,690)	—	1,109	(1,830)
Total adjustments to GAAP net income(4)	$70,855	$60,066	$269,131	$175,430

(a) We have excluded from non-GAAP results the portion of the benefit from Poland R&D incentives related to qualifying activities performed in 2023 as it represents a nonrecurring one-time benefit.
(b) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Cost Optimization charges include severance, facilities and contract termination charges incurred in connection with the programs initiated in the third quarter of 2023, second quarter of 2024, and second quarter of 2025. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are attributable to targeted restructuring efforts and not expected to recur once the respective Cost Optimization program is completed.
(d) Geographic repositioning includes expenses associated with the relocation to other countries of employees based outside of Ukraine impacted by the war and geopolitical instability in the region, and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(e) Net discrete charge or benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the charge or benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on an organic constant currency basis is presented in the table below:

	First Quarter 2026	Full Year 2026
	(at midpoint of range)
Revenue growth	7.0%	4.5% to 7.5%
Foreign exchange rates	(4.0)%	(1.5)%
Inorganic revenue	(0.1)%	—%
Revenue growth on an organic constant currency basis	2.9%	3.0% to 6.0%
Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	First Quarter 2026	Full Year 2026
GAAP income from operations as a percentage of revenues	7.0% to 8.0%	10.0% to 11.0%
Stock-based compensation expenses	3.9%	3.4%
Included in cost of revenues (exclusive of depreciation and amortization)	1.9%	1.7%
Included in selling, general and administrative expenses	2.0%	1.7%
Humanitarian support in Ukraine(b)	0.2%	0.1%
Cost Optimization charges(c)	1.1%	0.3%
Amortization of acquired intangible assets	1.3%	1.2%
Non-GAAP income from operations as a percentage of revenues(f)	13.5% to 14.5%	15.0% to 16.0%
(f) EPAM has not included the impact of potential future one-time charges including asset impairments, unusual gains and losses, expenses incurred in connection with future cost optimization actions, and other acquisition-related expenses because the Company is unable to predict these amounts with reasonable certainty.
Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	First Quarter 2026	Full Year 2026
GAAP effective tax rate (approximately)	30.0%	26.0%
Tax shortfall related to stock-based compensation	(3.9)%	(0.6)%
Tax effect on non-GAAP adjustments	(2.1)%	(1.4)%
Non-GAAP effective tax rate (approximately)	24.0%	24.0%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	First Quarter 2026	Full Year 2026
GAAP diluted earnings per share	$1.32 to $1.40	$7.95 to $8.25
Stock-based compensation expenses	0.97	3.71
Included in cost of revenues (exclusive of depreciation and amortization)	0.47	1.81
Included in selling, general and administrative expenses	0.50	1.90
Humanitarian support in Ukraine(b)	0.06	0.22
Cost Optimization charges(c)	0.25	0.45
Amortization of acquired intangible assets	0.32	1.27
Foreign exchange loss	0.05	0.22
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.35)	(1.28)
Tax shortfall related to stock-based compensation	0.08	0.06
Non-GAAP diluted earnings per share(f)	$2.70 to $2.78	$12.60 to $12.90